AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Leslie Loyet
Chief Operating Officer	General Inquiries
Chief Financial Officer	(312) 640-6672
(563) 589-1994	lloyet@frbir.com
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
MONDAY, APRIL 30, 2007

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2007 EARNINGS

Highlights

▪	Net interest margin exceeded 4%
▪	Average earning assets increased 13% over first quarter 2006
▪	Total loans increased $253.3 million or 13% when compared to one year ago
▪	Total deposits increased $248.2 million or 12% when compared to one year ago
▪	Announced the pending sale of Rocky Mountain Bank’s Broadus branch
▪	Opened Wisconsin Community Bank’s Madison office

	Quarters Ended March 31,
	2007	2006
Net income (in millions)	$5.8	$4.5
Diluted earnings per share	.34	.27

Return on average assets	0.76%	0.65%
Return on average equity	11.18	9.56
Net interest margin	4.04	4.22

“Heartland began 2007 with exceptional growth in loans, steady growth in deposits and maintenance of net interest margin above the 4.00% level.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, April 30, 2007—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported increased earnings for the first quarter of 2007. Net income for the quarter ended March 31, 2007, was $5.8 million, or $0.34 per diluted share, compared to net income of $4.5 million, or $0.27 per diluted share, for the first quarter of 2006, an increase of $1.3 million or 29 percent. Return on average equity was 11.18 percent and return on average assets was 0.76 percent for the first quarter of 2007, compared to 9.56 percent and 0.65 percent, respectively, for the same quarter in 2006.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer stated, “Heartland began 2007 with exceptional growth in loans, steady growth in deposits and maintenance of net interest margin above the 4.00% level.”

During the first quarter of 2006, a pre-tax judgment of $2.4 million against Heartland and Wisconsin Community Bank was recorded as noninterest expense, while a $286,000 award under a counterclaim was recorded as a loan loss recovery. The net after-tax effect to net income for this one-time event was $1.3 million. Exclusive of this expense, Heartland’s net income for the first quarter of 2006 was $5.7 million, or $.35 per diluted share. Because of the non-recurring nature of this expense, Heartland believes this pro-forma presentation is more representative of Heartland’s true financial performance for the first quarter of 2006.

On March 23, 2007, Rocky Mountain Bank, our Montana subsidiary, announced that an agreement had been signed for the sale of its branch banking office in Broadus, Montana. The sale is scheduled for completion near the end of the second quarter of 2007. Since consummation of the sale is highly probable, the attached financial statements reflect the pending sale. The assets and liabilities of the Broadus branch have been classified as assets and liabilities of discontinued operations held for sale on the balance sheet for the current period and the results of operations of the branch have been reflected on the income statement as discontinued operations for both the current and prior periods reported. Also included with the results of operations of the Broadus branch on the income statement as discontinued operations for the prior periods are the results of operations and the gain resulting from the sale of ULTEA, Inc., Heartland’s fleet leasing subsidiary, which was sold to ALD Automotive on December 22, 2006. Since negotiations were underway and the sale of ULTEA was highly probable at the end of the third quarter of 2006, the assets and liabilities of ULTEA were classified as assets and liabilities of discontinued operations held for sale on the balance sheet at September 30, 2006.

Net interest margin, expressed as a percentage of average earning assets, was 4.04 percent during the first quarter of 2007 compared to 4.22 percent for the first quarter of 2006 and 4.04 percent for the fourth quarter of 2006. Heartland’s continued expansion into the Western states of New Mexico, Montana, Arizona and Colorado, where net interest margins tend to be higher than those earned in the Midwestern states, has been a contributing factor to the maintenance of the net interest margin above 4.00 percent. Net interest income on a tax-equivalent basis totaled $27.8 million during the first quarter of 2007, an increase of $2.0 million or 8 percent from the $25.8 million recorded during the first quarter of 2006. Contributing to this increase was a $313.9 million or 13 percent growth in average earning assets when comparing the first quarter of 2007 to the same quarter in 2006.

Fuller added, “We were pleased that our net interest margin remained above 4.00 percent during the first quarter of the year. Like most other banks, however, Heartland is facing pressure on both sides of the balance sheet. A continued inverted yield curve will make it a challenge to maintain our margin at the 4.00 percent level and we would not be surprised to see it dip below this level over the next few quarters. The key to maintenance of our margin above this threshold will be continued loan and demand deposit growth.”

On a tax-equivalent basis, interest income in the first quarter of 2007 totaled $53.3 million compared to $43.6 million in the first quarter of 2006, an increase of $9.7 million or 22 percent. More than half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. Interest expense for the first quarter of 2007 was $25.4 million compared to $17.8 million in the first quarter of 2006, an increase of $7.6 million or 43 percent. Approximately 72 percent of Heartland’s certificate of deposit accounts will mature within the next twelve months at a weighted average rate of 4.83 percent.

Noninterest income increased by $728,000 or 11 percent during the first quarter of 2007 compared to the same quarter in 2006. The categories experiencing the largest increases were trust fees, brokerage and insurance commissions and other noninterest income. Recorded in other noninterest income during the first quarter of 2007 was a $250,000 settlement of a dispute with two former employees at one of our bank subsidiaries. Exclusive of this one-time income item, noninterest income increased $478,000 or 7 percent during the quarters under comparison.

Fuller commented, “Our arrival into the Denver market presented us with an opportunity that we hope will further enhance our noninterest income. Summit Bank & Trust recently completed the acquisition of a book of business from Independent Financial, a subsidiary of Sun Life. The experienced brokers and support staff are now serving their 8,800 investment clients from Summit’s Broomfield office. This arrangement provides Summit an opportunity to introduce a complete menu of financial products and services to these new customers.”

For the first quarter of 2007, noninterest expense decreased $359,000 or 1 percent in comparison with the same period in 2006. The $2.4 million judgment against Heartland and a bank subsidiary recorded during the first quarter of 2006 was a major factor in the decrease in noninterest expense for the first-quarter comparative period. Exclusive of the judgment, noninterest expense increased $2.0 million or 9 percent during the first quarter of 2007 compared to the first quarter of 2006. The largest component of noninterest expense, salaries and employee benefits, increased $1.4 million or 11 percent during the first quarter of 2007 in comparison to the first quarter of 2006. In addition to the merit increases for all salaried employees that are made on January 1 of each year, the growth in salaries and employee benefits expense was primarily the result of additional staffing at Heartland’s operations center to provide support services to the growing number of bank subsidiaries, the addition of offices at New Mexico Bank & Trust, Arizona Bank & Trust and Citizens Finance Co. and the formation of Summit Bank & Trust. Total full-time equivalent employees increased to 982 at March 31, 2007, from 938 at March 31, 2006. Also included in salaries and employee benefits are the expenses recorded as a result of stock options granted, which are usually granted during the first quarter of each year. These expenses are recorded throughout the vesting period of the grants with a larger portion of the expense being recorded during the first quarter of the year due to early retirement provisions within the option agreements. Costs associated with the expansion efforts have also contributed to increases in occupancy and outside services expense during the first-quarter comparative periods. During the first quarter of both years, other noninterest expenses included a non-recurring expense. Remaining unamortized issuance costs totaling $202,000 were expensed during the first quarter of 2007 due to the redemption of $8.0 million floating rate trust preferred securities. During the first quarter of 2006, the $2.4 million judgment referred to previously was recorded as other noninterest expenses.

Fuller commented, “Heartland continues to focus on growth opportunities. Wisconsin Community Bank celebrated the opening of its Madison, Wisconsin, office this March and New Mexico Bank & Trust opened its third branch office in Santa Fe last week. Presently, we have three new branch office locations under development or construction in Thornton, Colorado; Gilbert, Arizona and Billings, Montana. Our expansion efforts do adversely affect our short-term profitability. Yet, we feel these investments offer great potential for Heartland’s future profitability. Of Heartland’s 56 banking offices, four have been open for less than one year, an additional five have been open for less than two years and two more have been open for less than three years. We believe it generally takes approximately three years for new branch offices to become profitable. With the additional three offices under construction, we have roughly 25 percent of our distribution network yet to make a meaningful contribution to earnings.”

Heartland’s effective tax rate was 30.95 percent for the first quarter of 2007 compared to 28.25 percent during the first quarter of 2006. Tax-exempt interest income as a percentage of pre-tax income was 21.09 percent during the first quarter of 2007 compared to 27.50 percent during the same quarter of 2006. The tax-equivalent adjustment for this tax-exempt interest income was $929,000 during the first quarter of 2007 compared to $868,000 during the same quarter in 2006. During the first quarters of both years, low-income housing tax credits were projected to total $225,000 for the year.

At March 31, 2007, total assets had increased $78.1 million or 10 percent annualized since year-end 2006, primarily as a result of strong loan growth. Total loans and leases were $2.2 billion at March 31, 2007, an increase of $96.3 million or 18 percent annualized since year-end 2006. Included in the calculation of this growth was the $20.1 million in loans at the Broadus branch of Rocky Mountain Bank included on the balance sheet in assets of discontinued operations held for sale. This growth, balanced between our Midwest and Western markets, was a significant improvement over the $37.8 million or 8 percent annualized increase in loans experienced during the first quarter of 2006. The Heartland subsidiary banks experiencing notable loan growth since year-end 2006 were Dubuque Bank and Trust Company, Wisconsin Community Bank, New Mexico Bank & Trust, Rocky Mountain Bank, Arizona Bank & Trust and Summit Bank & Trust. The commercial and commercial real estate loan category grew by $84.2 million or 23 percent annualized. Included in this calculation was the $3.2 million in commercial and commercial real estate loans at the Broadus branch classified as held for sale.

Total deposits at March 31, 2007, were $2.4 billion, an increase of $68.4 million or 12 percent annualized since year-end 2006. Included in the calculation of this growth was the $30.3 million in deposits at the Broadus branch of Rocky Mountain Bank included on the balance sheet in liabilities of discontinued operations held for sale. Excluding brokered deposits, all of Heartland’s subsidiary banks, except for Wisconsin Community Bank, experienced growth in deposits since year-end 2006 with 84 percent of the growth occurring in our banks located in our Western markets. Demand deposits experienced a $7.0 million or 8 percent annualized decline, in large part, due to normal seasonal fluctuations that many banks experience during the first quarter of the year. Included in this calculation were $3.7 million in demand deposits at the Broadus branch held for sale. Savings deposit balances, including $10.3 million at the Broadus branch, increased by $13.0 million or 6 percent annualized. Time deposits, excluding brokered time deposits, increased $44.9 million or 18 percent annualized. Included in this calculation were the $16.3 million time deposits at the Broadus branch. As deposit growth lagged loan growth during the first quarter of 2007, brokered time deposit balances were increased. At March 31, 2007, brokered time deposits totaled $118.2 million or 5 percent of total deposits compared to $100.6 million or 4 percent of total deposits at year-end 2006.

The allowance for loan and lease losses at March 31, 2007, was 1.42 percent of loans and 318 percent of nonperforming loans, compared to 1.40 percent of loans and 356 percent of nonperforming loans at December 31, 2006. The provision for loan losses increased $751,000 or 64 percent during the first quarter of 2007 compared to the same quarter of 2006, primarily as a result of the loan growth. Nonperforming loans were $9.9 million or 0.45 percent of total loans and leases at March 31, 2007, compared to $8.4 million or 0.39 percent of total loans and leases at December 31, 2006.  The increase in nonperforming loans during the first quarter of 2007 was primarily the result of one large nonperforming loan at Galena State Bank and Trust Company.

Added Fuller, “Credit quality continues to be an outstanding strength for Heartland. Although we may encounter blips on individual credits from time-to-time, the credit culture at Heartland and its subsidiary banks stands out as one of our core competencies.”

Conference Call Details

Heartland will host a conference call for investors at 3:00 p.m. CDT today. To participate, dial 800-218-8862 at least five minutes before start time or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through May 7, 2007, by dialing 800-405-2236, code 11088228, or by logging onto www.htlf.com.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $3.1 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. The Company currently has 56 banking locations in 38 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana and Colorado.

Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	3/31/2007	3/31/2006
Interest Income
Interest and fees on loans and leases	$45,558	$37,362
Interest on securities and other:
Taxable	5,297	3,883
Nontaxable	1,458	1,428
Interest on federal funds sold	-	59
Interest on deposits in other financial institutions	10	5
Total Interest Income	52,323	42,737
Interest Expense
Interest on deposits	18,298	12,927
Interest on short-term borrowings	3,811	1,858
Interest on other borrowings	3,323	3,044
Total Interest Expense	25,432	17,829
Net Interest Income	26,891	24,908
Provision for loan and lease losses	1,926	1,175
Net Interest Income After Provision for Loan and Lease Losses	24,965	23,733
Noninterest Income
Service charges and fees	2,571	2,569
Loan servicing income	995	980
Trust fees	2,121	1,817
Brokerage and insurance commissions	493	379
Securities gains, net	125	132
Gain on trading account securities	41	33
Gains on sale of loans	591	550
Income on bank owned life insurance	300	289
Other noninterest income	374	134
Total Noninterest Income	7,611	6,883
Noninterest Expense
Salaries and employee benefits	14,169	12,722
Occupancy	1,927	1,758
Furniture and equipment	1,676	1,677
Outside services	2,269	2,124
Advertising	769	951
Other intangibles amortization	219	217
Other noninterest expenses	3,367	5,306
Total Noninterest Expense	24,396	24,755
Income Before Income Taxes	8,180	5,861
Income taxes	2,532	1,656
Income From Continuing Operations	5,648	4,205
Discontinued Operations
Income from operations of discontinued operations	191	422
Income taxes	68	154
Income From Discontinued Operations	123	268
Net Income	$5,771	$4,473
Earnings per common share-basic	$0.35	$0.27
Earnings per common share-diluted	$0.34	$0.27
Earnings per common share from continuing operations- basic	$0.34	$0.26
Earnings per common share from continuing operations- diluted	$0.34	$0.25
Weighted average shares outstanding-basic	16,542,876	16,430,504
Weighted average shares outstanding-diluted	16,760,688	16,638,458

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Interest Income
Interest and fees on loans and leases	$45,558	$44,738	$43,664	$40,824	$37,362
Interest on securities and other:
Taxable	5,297	5,128	4,591	3,991	3,883
Nontaxable	1,458	1,445	1,441	1,469	1,428
Interest on federal funds sold	-	-	64	41	59
Interest on deposits in other financial institutions	10	6	4	7	5
Total Interest Income	52,323	51,317	49,764	46,332	42,737
Interest Expense
Interest on deposits	18,298	18,073	16,862	14,668	12,927
Interest on short-term borrowings	3,811	2,952	2,702	2,316	1,858
Interest on other borrowings	3,323	3,508	3,348	3,151	3,044
Total Interest Expense	25,432	24,533	22,912	20,135	17,829
Net Interest Income	26,891	26,784	26,852	26,197	24,908
Provision for loan and lease losses	1,926	(157)	1,381	1,484	1,175
Net Interest Income After Provision for Loan and Lease Losses	24,965	26,941	25,471	24,713	23,733
Noninterest Income
Service charges and fees	2,571	2,704	3,085	2,700	2,569
Loan servicing income	995	1,091	1,150	1,058	980
Trust fees	2,121	1,926	1,774	1,741	1,817
Brokerage and insurance commissions	493	532	450	510	379
Securities gains, net	125	125	67	229	132
Gain (loss) on trading account securities	41	80	53	(25)	33
Impairment loss on equity securities	-	-	(76)	-	-
Gains on sale of loans	591	611	551	577	550
Income on bank owned life insurance	300	382	250	230	289
Other noninterest income	374	8	197	87	134
Total Noninterest Income	7,611	7,459	7,501	7,107	6,883
Noninterest Expense
Salaries and employee benefits	14,169	12,518	13,039	12,696	12,722
Occupancy	1,927	1,918	1,828	1,787	1,758
Furniture and equipment	1,676	1,737	1,593	1,717	1,677
Outside services	2,269	2,450	2,273	2,557	2,124
Advertising	769	1,030	998	914	951
Other intangibles amortization	219	249	249	227	217
Other noninterest expenses	3,367	3,122	3,180	3,118	5,306
Total Noninterest Expense	24,396	23,024	23,160	23,016	24,755
Income Before Income Taxes	8,180	11,376	9,812	8,804	5,861
Income taxes	2,532	3,913	3,207	2,802	1,656
Income From Continuing Operations	5,648	7,463	6,605	6,002	4,205
Discontinued Operations
Income from operations of discontinued operations	191	567	423	346	422
Income taxes	68	497	154	126	154
Income From Discontinued Operations	123	70	269	220	268
Net Income	$5,771	$7,533	$6,874	$6,222	$4,473
Earnings per common share-basic	$.35	$.46	$.42	$.38	$.27
Earnings per common share-diluted	$.34	$.45	$.41	$.37	$.27
Earnings per common share from continuing operations-basic	$.34	$.45	$.40	$.36	$.26
Earnings per common share from continuing operations-diluted	$.34	$.44	$.39	$.36	$.25
Weighted average shares outstanding-basic	16,542,876	16,531,998	16,521,527	16,540,587	16,430,504
Weighted average shares outstanding-diluted	16,760,688	16,784,656	16,775,749	16,798,654	16,638,458

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Assets
Cash and cash equivalents	$62,232	$49,143	$45,483	$47,385	$48,355
Securities	587,803	617,040	593,103	526,784	520,062
Loans held for sale	42,644	50,381	42,561	44,686	38,885
Loans and leases:
Held to maturity	2,224,097	2,147,845	2,122,156	2,077,393	1,990,852
Allowance for loan and lease losses	(31,545)	(29,981)	(30,684)	(29,941)	(28,674)
Loans and leases, net	2,192,552	2,117,864	2,091,472	2,047,452	1,962,178
Assets under operating lease	-	-	-	39,852	39,634
Premises, furniture and equipment, net	112,951	108,567	106,937	105,146	102,462
Goodwill	40,207	39,817	39,817	40,531	35,398
Other intangible assets, net	8,997	9,010	9,198	9,327	8,958
Cash surrender value on life insurance	33,698	33,371	32,962	33,386	33,124
Assets of discontinued operations held for sale	20,947	-	51,122	-	-
Other assets	34,329	33,049	40,934	40,762	33,705
Total Assets	$3,136,360	$3,058,242	$3,053,589	$2,935,311	$2,822,761

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$360,744	$371,465	$367,133	$378,211	$334,940
Savings	825,600	822,915	813,573	799,884	778,960
Brokered time deposits	118,151	100,572	147,669	155,079	115,416
Other time deposits	1,045,330	1,016,705	962,809	920,055	902,539
Total deposits	2,349,825	2,311,657	2,291,184	2,253,229	2,131,855
Short-term borrowings	304,342	275,694	239,531	229,723	232,506
Other borrowings	210,804	224,523	243,987	225,650	232,025
Liabilities of discontinued operations held for sale	32,086	-	47,424	-	-
Accrued expenses and other liabilities	27,453	36,657	29,480	35,251	36,243
Total Liabilities	2,924,510	2,848,531	2,851,606	2,743,853	2,632,629
Stockholders’ Equity	211,850	209,711	201,983	191,458	190,132
Total Liabilities and Stockholders’ Equity	$3,136,360	$3,058,242	$3,053,589	$2,935,311	$2,822,761

Common Share Data
Book value per common share	$12.85	$12.65	$12.22	$11.59	$11.49
FAS 115 effect on book value per common share	$0.10	$0.05	$0.01	$(0.30)	$(0.13)
Common shares outstanding, net of treasury stock	16,484,541	16,572,080	16,530,266	16,520,820	16,547,079

Tangible Capital Ratio(1)	5.38%	5.46%	5.18%	5.02%	5.36%

(1) Total stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Average Balances
Assets	$3,073,337	$3,051,995	$2,985,231	$2,883,367	$2,798,216
Loans and leases, net of unearned	2,214,852	2,151,870	2,112,091	2,049,261	1,973,427
Deposits	2,270,678	2,263,567	2,229,536	2,137,116	2,073,874
Earning assets	2,790,087	2,716,768	2,644,161	2,548,918	2,476,223
Interest bearing liabilities	2,457,797	2,391,269	2,327,554	2,242,116	2,176,290
Stockholders’ equity	209,338	204,438	195,737	190,519	189,803
Tangible stockholders’ equity	167,566	162,053	152,755	150,842	151,871

Earnings Performance Ratios
Annualized return on average assets	0.76%	0.98%	0.91%	0.87%	0.65%
Annualized return on average equity	11.18	14.62	13.93	13.10	9.56
Annualized return on average tangible equity	13.97	18.44	17.85	16.54	11.94
Annualized net interest margin(1)	4.04	4.04	4.16	4.27	4.22
Efficiency ratio(2)	69.10	65.74	65.82	67.72	76.11

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Quarter	the Year	the Quarter	The Year
	Ended	Ended	Ended	Ended
	3/31/2007	12/31/2006	3/31/2006	12/31/2005
Loan and Lease Data
Commercial and commercial real estate	$1,564,676	$1,483,738	$1,363,204	$1,304,080
Residential mortgage	230,128	225,343	211,349	219,671
Agricultural and agricultural real estate	225,353	233,748	217,701	230,357
Consumer	194,538	194,652	180,929	181,019
Direct financing leases, net	13,273	14,359	21,170	21,586
Unearned discount and deferred loan fees	(3,871)	(3,995)	(3,501)	(3,647)
Total loans and leases	$2,224,097	$2,147,845	$1,990,852	$1,953,066

Asset Quality
Nonaccrual loans	$9,436	$8,104	$16,115	$14,877
Loans past due ninety days or more as to interest or principal payments	494	315	599	115
Other real estate owned	1,689	1,575	2,612	1,586
Other repossessed assets	359	349	387	471
Total nonperforming assets	$11,978	$10,343	$19,713	$17,049

Allowance for Loan and Lease Losses
Balance, beginning of period	$29,981	$27,791	$27,791	$24,973
Provision for loan and lease losses from continuing operations	1,926	3,883	1,175	6,533
Provision for loan and lease losses from discontinued operations	-	(5)	(3)	31
Loans charged off	(726)	(3,989)	(778)	(4,579)
Recoveries	364	1,733	489	1,152
Reclass for unfunded commitments to other liabilities	-	-	-	(319)
Additions related to acquired bank	-	591	-	-
Reductions related to discontinued operations	-	(23)	-	-
Balance, end of period	$31,545	$29,981	$28,674	$27,791

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.45%	0.39%	0.84%	0.77%
Ratio of nonperforming assets to total assets	0.38	0.34	0.70	0.60
Ratio of net loan chargeoffs to average loans and leases	0.02	0.11	0.01	0.18
Allowance for loan losses as a percent of loans and leases	1.42	1.40	1.44	1.42
Allowance for loan losses as a percent of nonperforming loans and leases loans and leases loans and leases	317.67	356.11	171.56	185.37

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	3/31/2007			3/31/2006
	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Earning Assets
Securities:
Taxable	$474,390	$5,297	4.53%	$395,503	$3,883	3.98%
Nontaxable(1)	131,068	2,215	6.85	129,570	2,197	6.88
Total securities	605,458	7,512	5.03	525,073	6,080	4.70
Interest bearing deposits	481	10	8.43	426	5	4.76
Federal funds sold	-	-	-	5,416	59	4.42
Loans and leases:
Commercial and commercial real estate(1)	1,543,366	30,566	8.03	1,353,619	24,258	7.27
Residential mortgage	242,946	4,122	6.88	222,161	3,460	6.32
Agricultural and agricultural real estate(1)	221,634	4,430	8.11	203,913	3,945	7.85
Consumer	193,179	4,985	10.47	180,110	4,251	9.57
Direct financing leases, net	13,727	200	5.91	13,624	201	5.98
Fees on loans	-	1,427	-	-	1,346	-
Less: allowance for loan and lease losses	(30,704)	-	0.00	(28,119)	-	-
Net loans and leases	2,184,148	45,730	8.49	1,945,308	37,461	7.81
Total earning assets	2,790,087	53,252	7.74	2,476,223	43,605	7.14
Nonearning Assets	283,250	-	-	321,993	-	-
Total Assets	$3,073,337	$53,252	7.03%	$2,798,216	$43,605	6.32%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$803,973	$5,433	2.74%	$752,136	$3,808	2.05%
Time, $100,000 and over	251,360	2,990	4.82	216,495	2,013	3.77
Other time deposits	868,229	9,875	4.61	776,072	7,106	3.71
Short-term borrowings	314,026	3,811	4.92	202,506	1,858	3.72
Other borrowings	220,209	3,323	6.12	229,081	3,044	5.39
Total interest bearing liabilities	2,457,797	25,432	4.20	2,176,290	17,829	3.32
Noninterest Bearing Liabilities
Noninterest bearing deposits	347,116	-	-	329,171	-	-
Accrued interest and other liabilities	59,086	-	-	102,952	-	-
Total noninterest bearing liabilities	406,202	-	-	432,123	-	-
Stockholders’ Equity	209,338	-	-	189,803	-	-
Total Liabilities and Stockholders’ Equity	$3,073,337	$25,432	3.36%	$2,798,216	$17,829	2.58%
Net interest income(1)		$27,820			$25,776
Net interest income to total earning assets(1)			4.04%			4.22%
Interest bearing liabilities to earning assets	88.09%			87.89%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Quarter Ended 3/31/2007	As of and For the Year Ended 12/31/2006	As of and For the Quarter Ended 3/31/2006	As of and For the Year Ended 12/31/2005
Total Assets
Dubuque Bank and Trust Company	$876,288	$843,282	$816,469	$833,885
New Mexico Bank & Trust	649,075	638,712	531,240	557,062
Wisconsin Community Bank	415,873	413,108	386,836	390,842
Rocky Mountain Bank	447,067	438,972	387,890	388,149
Galena State Bank and Trust Company	214,605	219,863	242,884	241,719
Riverside Community Bank	199,584	199,483	193,453	195,099
Arizona Bank & Trust	234,715	223,567	138,060	136,832
First Community Bank	120,513	118,010	119,891	121,337
Summit Bank & Trust	35,465	21,590	-	-
Total Deposits
Dubuque Bank and Trust Company	$636,027	$636,527	$612,723	$608,687
New Mexico Bank & Trust	461,641	437,708	387,243	388,935
Wisconsin Community Bank	339,508	336,015	318,274	311,436
Rocky Mountain Bank	345,618	335,053	305,266	306,967
Galena State Bank and Trust Company	178,912	178,388	180,988	179,437
Riverside Community Bank	164,137	162,319	156,452	153,791
Arizona Bank & Trust	179,941	176,438	120,533	118,959
First Community Bank	98,454	95,287	92,562	95,506
Summit Bank & Trust	16,395	6,514	-	-
Return on Average Assets
Dubuque Bank and Trust Company	1.31%	1.45%	1.37%	1.28%
New Mexico Bank & Trust	1.26	1.21	1.05	1.10
Wisconsin Community Bank	0.67	0.53	(0.57)	0.63
Rocky Mountain Bank	0.88	1.18	0.88	0.72
Galena State Bank and Trust Company	1.23	1.35	1.23	1.22
Riverside Community Bank	0.50	0.64	0.42	0.83
Arizona Bank & Trust	0.43	0.47	0.21	0.19
First Community Bank	1.39	1.01	1.03	1.00
Summit Bank & Trust	(4.24)	(6.31)	-	-
Net Interest Margin
Dubuque Bank and Trust Company	3.42%	3.61%	3.57%	3.48%
New Mexico Bank & Trust	4.80	5.05	5.09	4.75
Wisconsin Community Bank	3.78	3.83	3.98	3.75
Rocky Mountain Bank	4.70	5.16	5.37	4.93
Galena State Bank and Trust Company	3.55	3.45	3.35	3.43
Riverside Community Bank	3.74	3.71	3.78	3.76
Arizona Bank & Trust	4.91	4.92	4.79	5.03
First Community Bank	3.99	3.95	3.91	3.80
Summit Bank & Trust	7.20	6.98	-	-
Net Income
Dubuque Bank and Trust Company	$2,785	$11,990	$2,734	$10,156
New Mexico Bank & Trust	1,959	6,873	1,385	5,565
Wisconsin Community Bank	682	2,109	(538)	2,444
Rocky Mountain Bank	954	4,840	829	2,757
Galena State Bank and Trust Company	654	3,167	724	2,808
Riverside Community Bank	247	1,252	199	1,608
Arizona Bank & Trust	242	902	71	199
First Community Bank	404	1,197	303	1,198
Summit Bank & Trust	(275)	(1,220)	-	-

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 3/31/2007	As of 12/31/2006	As of 3/31/2006	As of 12/31/2005
Total Portfolio Loans
Dubuque Bank and Trust Company	$621,691	$581,166	$594,028	$575,293
New Mexico Bank & Trust	420,915	410,438	338,486	330,609
Wisconsin Community Bank	282,334	272,407	263,261	270,837
Rocky Mountain Bank	325,698	309,943	286,347	279,230
Galena State Bank and Trust Company	155,024	158,222	180,246	176,813
Riverside Community Bank	139,236	137,102	131,571	132,781
Arizona Bank & Trust	171,087	160,614	98,321	94,285
First Community Bank	79,304	81,498	83,006	83,506
Summit Bank & Trust	26,755	14,953	-	-
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$7,507	$7,235	$7,366	$7,376
New Mexico Bank & Trust	5,452	5,352	4,761	4,497
Wisconsin Community Bank	4,782	4,570	4,233	4,285
Rocky Mountain Bank	4,263	4,044	4,246	4,048
Galena State Bank and Trust Company	2,031	2,049	2,205	2,181
Riverside Community Bank	1,854	1,747	1,740	1,674
Arizona Bank & Trust	2,456	2,133	1,345	1,181
First Community Bank	1,093	1,182	1,247	1,191
Summit Bank & Trust	334	192	-	-
Nonperforming Loans
Dubuque Bank and Trust Company	$1,210	$1,216	$997	$2,745
New Mexico Bank & Trust	1,246	2,206	2,145	2,359
Wisconsin Community Bank	2,450	1,966	1,334	1,321
Rocky Mountain Bank	762	822	9,295	5,634
Galena State Bank and Trust Company	2,171	370	1,185	965
Riverside Community Bank	969	602	421	462
Arizona Bank & Trust	207	254	-	7
First Community Bank	452	588	893	992
Summit Bank & Trust	-	-	-	-
Allowance As a Percent of Total Loans
Dubuque Bank and Trust Company	1.21%	1.24%	1.24%	1.28%
New Mexico Bank & Trust	1.30	1.30	1.41	1.36
Wisconsin Community Bank	1.69	1.68	1.61	1.58
Rocky Mountain Bank	1.31	1.30	1.48	1.45
Galena State Bank and Trust Company	1.31	1.30	1.22	1.23
Riverside Community Bank	1.33	1.27	1.32	1.26
Arizona Bank & Trust	1.44	1.33	1.37	1.25
First Community Bank	1.38	1.45	1.50	1.43
Summit Bank & Trust	1.25	1.28	-	-